Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Fourth Quarter and Fiscal Year 2026 Financial Results

FY26 Revenue Up 13%, SaaS ARR Up 18%, and Strong Platform ONETM Bookings

Demand and Supply Chain Management Drive Double-Digit Product Revenue Growth Outlook for FY27

Morrisville, NC, August 5, 2026 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its fourth quarter and fiscal year ended June 30, 2026.

“We closed Fiscal 2026 delivering 13% year-over-year revenue growth, and the fourth quarter marked our sixth consecutive quarter of double-digit growth. These results are fueled by accelerating demand for our AI platform, a differentiated portfolio, strong execution, and broad product availability. This quarter further validates the competitive advantages we’ve created through our innovation, nimbleness, and supply chain leadership. We’re winning more competitive deals, expanding with larger enterprises, and gaining share across our target markets. In Fiscal 2026, 187 customers ordered over one million dollars of Extreme solutions,” said Ed Meyercord, President and CEO of Extreme.

“Extreme Platform ONE reached over 30% of our subscription bookings in its first year of availability and doubled quarter-over-quarter in the fourth quarter. Each quarter, we’re adding new features like advanced security, AI-powered automation, and support for third-party solutions. And we’re winning competitive opportunities because customers recognize we’re building the platform they’ll standardize on now and well into the future,” said Meyercord.

Kevin Rhodes, Executive Vice President and Chief Financial Officer, noted, “The fourth quarter marked our ninth consecutive quarter of sequential product revenue growth and our third consecutive quarter of gross margin improvement, translating into operating leverage. With our supply secured into Fiscal 2028, we have broad product availability to meet growing demand. The targeted pricing actions we implemented are successfully offsetting the incremental supply chain costs the industry is facing and provide increased confidence and visibility into our margin outlook. Looking ahead at Fiscal 2027, we continue to expect double-digit product revenue growth and continued solid gross margin driving strong EPS growth.”

Fiscal Fourth Quarter Results:

•
Revenue $338.6 million, up 10.3% year-over-year and up 6.8% quarter-over-quarter
•
SaaS ARR $244.3 million, up 17.7% year-over-year and 3.4% quarter-over-quarter
•
GAAP diluted EPS $0.13, compared to GAAP diluted loss per share $0.06 last year and GAAP diluted EPS $0.08 last quarter
•
Non-GAAP diluted EPS $0.32, compared to $0.25 last year and $0.26 last quarter
•
GAAP gross margin 62.2%, compared to 61.6% last year and 61.7% last quarter
•
Non-GAAP gross margin 62.7%, compared to 62.3% last year and 62.3% last quarter

•
GAAP operating profit margin 6.2%, compared to GAAP operating loss margin 0.4% last year and GAAP operating profit margin 5.5% last quarter
•
Non-GAAP operating margin 15.7%, compared to 15.2% last year and 15.2% last quarter
•
Share repurchases of $25.0 million during the quarter with 1.5 million shares at an average price of $16.66 per share

Fiscal Year 2026 Results:

•
Revenue $1,283.6 million, up 12.6% year-over-year
•
GAAP diluted EPS $0.31, compared to GAAP diluted loss per share $0.06 last year
•
Non-GAAP diluted EPS $1.06, compared to Non-GAAP diluted EPS $0.84 last year
•
GAAP gross margin 61.5%, compared to GAAP gross margin 62.2% last year
•
Non-GAAP gross margin 62.1%, compared to Non-GAAP gross margin 62.9% last year
•
GAAP operating margin 4.9%, compared to GAAP operating margin 1.5% last year
•
Non-GAAP operating margin 14.8%, compared to Non-GAAP operating margin 14.2% last year

Liquidity:

•
Q4 ending cash balance was $211.8 million, an increase of $1.7 million from the end of Q3 2026 and a decrease of $20.0 million from the end of Q4 in the prior year.
•
Q4 net cash was $46.8 million, as compared to net cash of $11.3 million at the end of Q3 2026 and net cash of $51.7 million at the end of Q4 in the prior year.
•
Strengthened financial flexibility with a $500.0 million revolving credit facility entered into on July 29, 2026, which provides additional working capital to fuel growth with improved terms and rate structure. The company subsequently repaid its existing term loan and credit facility.

Recent Key Highlights:

•
At Extreme Connect in May, we demonstrated the pace of innovation that sets Extreme apart, unveiling major new capabilities to nearly 800 customers and partners. We expanded Extreme Platform ONE with capabilities that simplify operations, strengthen security, and make adoption easier, while introducing Agent ONE to move customers from AI-assisted networking to AI-driven and autonomous operations.
•
Extreme expanded its portfolio of Wi-Fi 7 Access Points introducing the AP5060, AP5022, AP3020, and AP3060, all engineered to power seamless connectivity for critical applications including real-time AI workloads, AR/VR experiences, smart manufacturing, telehealth, and high-density venues.
•
The Tennessee Titans selected Extreme to power the new Nissan Stadium with Wi-Fi 7 and the industry’s first Multi-Beam Wireless technology. Enabled by Extreme’s strategic partnership with MatSing, the solution delivers unprecedented coverage and capacity with dramatically less infrastructure, creating a next-generation fan and operational experience.
•
Extreme secured the largest win in Australia in company history as the University of Technology Sydney selected Extreme’s AI-powered wired and wireless networking, managed through Extreme Platform ONE, to build a smarter, more secure, and resilient campus. Extreme worked with Nexon Asia Pacific on the deal and the deployment will simplify operations, strengthen security, support uninterrupted teaching and collaboration, and scale for future growth.
•
A top 10 global retailer headquartered in Europe selected Extreme Platform ONE to bring AI-driven automation to one of the world’s largest retail networks. By leveraging AI to proactively identify issues, automate routine operations, and accelerate troubleshooting, the company can reduce operational complexity, improve network resilience, and free IT teams to focus on higher-value initiatives that enhance the customer and associate experience.
•
The University of Florida will deploy the first-ever Wi-Fi 7 network in a collegiate stadium at Ben Hill Griffin Stadium. Beyond enhancing the fan experience, Extreme Wi‑Fi 7 supports more reliable staff communications, faster point-of-sale transactions, enhanced security through HD video and AI-driven monitoring, and seamless integration of IoT technologies such as smart sensors, digital signage, and automated systems.
•
Elisabeth-TweeSteden Hospital (ETZ), one of the largest hospitals in the Netherlands, expanded its investment in Extreme to power the network behind a major hospital transformation. As ETZ modernizes its campus, Extreme Platform ONE and Extreme Fabric will deliver the resilient, automated connectivity needed to seamlessly transition services while maintaining uninterrupted patient care.
•
Nottingham City Council selected Extreme to replace a major competitor with a unified Fabric, SD-WAN, and cloud-managed networking solution spanning 74 sites. The win highlights the competitive differentiation of Extreme’s end-to-end networking portfolio and reinforces the company’s momentum in the strategic government sector while delivering customers a simpler, more resilient, and easier-to-manage network.

Fiscal Q4 2026 and Full Year 2026 Financial Results:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended			Year Ended
	June 30, 2026	June 30, 2025	Change	June 30, 2026	June 30, 2025	Change
Product	$218.5	$191.9	$26.6	$809.6	$704.5	$105.1
Subscription and support	120.1	115.1	5.0	474.0	435.6	38.4
Total net revenue	$338.6	$307.0	$31.6	$1,283.6	$1,140.1	$143.5
Gross margin	62.2%	61.6%	0.6%	61.5%	62.2%	(0.7)%
Operating margin	6.2%	(0.4)%	6.6%	4.9%	1.5%	3.4%
Net income (loss)	$18.0	$(7.8)	$25.8	$42.1	$(7.5)	$49.6
Net income (loss) per diluted share	$0.13	$(0.06)	$0.19	$0.31	$(0.06)	$0.37

	Non-GAAP Results
	Three Months Ended			Year Ended
	June 30, 2026	June 30, 2025	Change	June 30, 2026	June 30, 2025	Change
Product	$218.5	$191.9	$26.6	$809.6	$704.5	$105.1
Subscription and support	120.1	115.1	5.0	474.0	435.6	38.4
Total net revenue	$338.6	$307.0	$31.6	$1,283.6	$1,140.1	$143.5
Gross margin	62.7%	62.3%	0.4%	62.1%	62.9%	(0.8)%
Operating margin	15.7%	15.2%	0.5%	14.8%	14.2%	0.6%
Net income	$43.4	$33.5	$9.9	$143.1	$112.4	$30.7
Net income per diluted share	$0.32	$0.25	$0.07	$1.06	$0.84	$0.22

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by operating activities, less purchases of property, equipment and capitalized software development costs. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, equipment and capitalized software development costs, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period. The following table shows the non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Cash flow provided by operations	$72.9	$81.9	$123.2	$152.0
Less: Capital expenditures for property, equipment and capitalized software development costs	(7.6)	(6.6)	(27.9)	(24.7)
Total free cash flow	$65.3	$75.3	$95.3	$127.3

SaaS ARR: SaaS ARR is an operating metric used by management to measure the annualized value of customer arrangements for our software solutions, which are delivered via cloud-based subscription (such as Extreme Platform ONE, generally available July 2025, and ExtremeCloud IQ) or term-based software deployed on-premises by the customer. We include term-based license arrangements in SaaS ARR because they provide time-bound access to our software solutions and are operationally and economically similar to our cloud-based subscriptions, even though they are accounted for differently under U.S. GAAP.

SaaS ARR is calculated using the annualized value of quarterly subscription revenue plus the trailing twelve months of the software license portion of term-based license arrangements, which includes revenue recognized during the applicable period with respect to multi-year term-based license arrangements. The Company has not adjusted SaaS ARR to allocate revenue from these multi-year term-based license arrangements over their contractual term because they have historically been immaterial to SaaS ARR and doing so would not be expected to materially affect reported SaaS ARR or related growth rates. For those software solutions that include embedded support as part of a bundled offering, including Extreme Platform ONE and term-based license arrangements, the quarterly revenue recognized in the period with respect to the support portion of the offering is annualized and included in SaaS ARR.

SaaS ARR excludes perpetual licenses, professional services revenue, support revenue associated with hardware or standalone maintenance contracts, and other non-recurring or non-subscription revenue streams. Management evaluates and manages support revenues from maintenance contracts primarily through analysis of the related GAAP revenue trends, renewal activity, and customer support operations, together with broader business performance indicators, rather than through a single standalone metric, in part due to the Company’s go-to-market model in which many customers transact through distributors and resellers, limiting consistent visibility into end-customer usage and renewals.

Management uses SaaS ARR to evaluate the scale and trajectory of the Company’s subscription-based offerings and progress against customer adoption initiatives. We believe this metric is useful to investors for the same reasons, as it provides insight into our ability to acquire new customers and to maintain and expand our existing customer relationships. SaaS ARR should be considered independently of revenue or deferred revenue under U.S. GAAP, does not have a standardized meaning, and is not a substitute for, or a forecast of, revenue.

Gross debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

Net cash: is defined as cash and cash equivalents minus gross debt, as shown in the table below (in millions):

June 30, 2026
Cash and cash equivalents	Gross debt	Net cash
$211.8	$165.0	$46.8

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its first quarter of fiscal 2027, ending September 30, 2026, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ1'27 Guidance – GAAP
Total net revenue	$334.0	$339.0
Gross margin	61.6%	62.1%
Operating margin	1.6%	2.4%
Earnings per share	$0.00	$0.02

FQ1'27 Guidance – Non-GAAP
Total net revenue	$334.0	$339.0
Gross margin	62.2%	62.7%
Operating margin	14.7%	15.3%
Earnings per share	$0.27	$0.29

The following table shows the GAAP to non-GAAP reconciliation for Q1 FY'27 guidance:

	FQ1'27
	Gross Margin	Operating Margin	Earnings per Share
GAAP	61.6% - 62.1%	1.6% - 2.4%	$0.00 - $0.02
Estimated adjustments for:
Share-based compensation	0.5%	7.4% - 7.5%	0.19
Amortization of intangibles	0.1%	0.1%	0.00
Restructuring and related charges	—	1.5%	0.04
Litigation charges	—	3.4% - 3.5%	0.08
System transition costs	—	0.5%	0.01
Debt refinancing charges	—	—	0.01
Tax adjustment	—	—	(0.06)
Non-GAAP	62.2% - 62.7%	14.7% - 15.3%	$0.27 - $0.29

The total percentage rate changes may not equal the total change in all cases due to rounding.

For the full year fiscal 2027, ending June 30, 2027, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FY'27 Guidance – GAAP
Total net revenue	$1,380.0	$1,400.0
Gross margin	61.6%	62.1%
Operating margin	8.4%	8.9%
Earnings per share	$0.68	$0.74

FY'27 Guidance – Non-GAAP
Total net revenue	$1,380.0	$1,400.0
Gross margin	62.2%	62.7%
Operating margin	16.7%	17.1%
Earnings per share	$1.28	$1.33

The following table shows the GAAP to non-GAAP reconciliation for FY'27 guidance:

	FY'27
	Gross Margin	Operating Margin	Earnings per Share
GAAP	61.6% - 62.1%	8.4% - 8.9%	$0.68 - $0.74
Estimated adjustments for:
Share-based compensation	0.5%	7.6% - 7.7%	0.79
Amortization of intangibles	0.1%	0.1%	0.01
Restructuring and related charges	—	0.5%	0.05
Litigation benefit, net	—	(0.3)%	(0.03)
System transition costs	—	0.3%	0.03
Debt refinancing charges	—	—	0.01
Tax adjustment	—	—	(0.27) - (0.26)
Non-GAAP	62.2% - 62.7%	16.7% - 17.1%	$1.28 - $1.33

The total percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the fourth quarter and full year results of fiscal 2026 as well as the business outlook for the first quarter of fiscal 2027 and the full year fiscal 2027, ending June 30, 2027, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call, please go to this link (Registration Link) and you will be provided with dial-in details. If you would like to participate in the Q&A, please register here: Q&A Registration Link. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) is a leader in AI-powered cloud networking, focused on delivering simple and secure solutions that help businesses address challenges and enable connections among devices, applications, and users. We push the boundaries of technology, leveraging the powers of artificial intelligence, analytics, and automation. Tens of thousands of customers globally trust our AI-driven cloud networking solutions and industry-leading support to enable businesses to drive value, foster innovation, and overcome extreme challenges. For more information, visit Extreme’s website at https://www.extremenetworks.com/ or LinkedIn, YouTube, X (Formerly Twitter), Facebook or Instagram

Extreme Networks, ExtremeCloud, Extreme Platform ONE, and the Extreme Networks logo are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA (calculated as GAAP net income excluding interest, income taxes, depreciation and amortization as well as costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance as noted below), net cash and free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, amortization of intangibles, restructuring and related charges (benefit), system transition costs, litigation charges, other non-recurring costs, debt refinancing charges and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company’s marketplace performance, and the Company’s ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

This press release contains ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our outlook, targets, and guidance; our expectations regarding demand, product adoption, competitive dynamics, revenues, margins, cash flow and other operating or financial results; and our plans, objectives and assumptions. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic, industry and business trends; variability in demand, sales cycles and pipeline conversion; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; supply chain challenges and component shortages; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; political and geopolitical factors, including the possible impact of tariffs and changes to U.S. tax regulations; and a dependency on third parties for certain components and for the manufacturing of the Company’s products.

For more information about factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	June 30, 2026	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$211,758	$231,745
Accounts receivable, net	164,593	126,708
Inventories	69,950	102,578
Prepaid expenses and other current assets	103,495	74,265
Total current assets	549,796	535,296
Property and equipment, net	58,095	44,366
Operating lease right-of-use assets, net	25,700	38,655
Goodwill	397,769	399,574
Intangible assets, net	3,066	6,541
Other assets	143,395	128,786
Total assets	$1,177,821	$1,153,218
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,389	$63,939
Accrued compensation and benefits	69,827	62,895
Accrued warranty	10,953	9,684
Current portion of deferred revenue	329,713	325,078
Current portion of long-term debt, net of unamortized debt issuance costs of $659 and $729, respectively	19,341	14,271
Current portion of operating lease liabilities	11,341	11,456
Other accrued liabilities	62,109	100,552
Total current liabilities	592,673	587,875
Deferred revenue, less current portion	323,077	292,415
Long-term debt, less current portion, net of unamortized debt issuance costs of $618 and $1,276, respectively	144,382	163,724
Operating lease liabilities, less current portion	19,502	33,991
Deferred income taxes	7,404	7,033
Other long-term liabilities	2,193	2,596
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 157,203 and 152,673 shares issued, respectively; 131,216 and 132,064 shares outstanding, respectively	157	153
Additional paid-in capital	1,373,689	1,298,791
Accumulated other comprehensive loss	(16,011)	(8,137)
Accumulated deficit	(907,310)	(949,429)
Treasury stock at cost, 25,987 shares and 20,609 shares, respectively	(361,935)	(275,794)
Total stockholders’ equity	88,590	65,584
Total liabilities and stockholders’ equity	$1,177,821	$1,153,218

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net revenues:
Product	$218,473	$191,857	$809,624	$704,462
Subscription and support	120,076	115,146	473,969	435,605
Total net revenues	338,549	307,003	1,283,593	1,140,067
Cost of revenues:
Product	92,316	82,766	351,650	300,831
Subscription and support	35,745	35,149	142,802	130,109
Total cost of revenues	128,061	117,915	494,452	430,940
Gross profit:
Product	126,157	109,091	457,974	403,631
Subscription and support	84,331	79,997	331,167	305,496
Total gross profit	210,488	189,088	789,141	709,127
Operating expenses:
Research and development	59,419	56,469	233,878	221,459
Sales and marketing	97,010	86,440	364,305	327,563
General and administrative	31,857	47,419	125,277	139,621
Restructuring and related charges (benefit)	727	(379)	1,265	1,492
Amortization of intangible assets	407	515	1,721	2,043
Total operating expenses	189,420	190,464	726,446	692,178
Operating income (loss)	21,068	(1,376)	62,695	16,949
Interest income	841	1,656	4,153	4,313
Interest expense	(3,518)	(3,530)	(13,780)	(15,928)
Other expense, net	(484)	(616)	(1,594)	(1,061)
Income (loss) before income taxes	17,907	(3,866)	51,474	4,273
Provision for (benefit from) income taxes	(135)	3,937	9,355	11,740
Net income (loss)	$18,042	$(7,803)	$42,119	$(7,467)

Basic and diluted income (loss) per share:
Net income (loss) per share – basic	$0.14	$(0.06)	$0.32	$(0.06)
Net income (loss) per share – diluted	$0.13	$(0.06)	$0.31	$(0.06)

Shares used in per share calculation – basic	131,179	132,808	132,752	132,331
Shares used in per share calculation – diluted	133,672	132,808	134,970	132,331

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net income (loss)	$42,119	$(7,467)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	15,809	14,704
Amortization of intangible assets	3,390	4,514
Amortization of cloud computing implementation costs	5,212	—
Reduction in carrying amount of right-of-use asset	10,325	9,887
Provision for credit losses	565	157
Share-based compensation	88,261	82,314
Deferred income taxes	(2,074)	(820)
Provision for excess and obsolete inventory	4,160	2,618
Non-cash interest expense	1,206	1,214
Other	2,659	3,532
Changes in operating assets and liabilities:
Accounts receivable, net	(38,450)	(37,347)
Inventories	24,313	27,181
Prepaid expenses and other assets	(53,648)	(23,118)
Accounts payable	24,607	12,709
Accrued compensation and benefits	3,962	18,685
Operating lease liabilities	(11,929)	(11,056)
Deferred revenue	40,094	37,722
Other current and long-term liabilities	(37,399)	16,602
Net cash provided by operating activities	123,182	152,031
Cash flows from investing activities:
Capital expenditures for property, equipment and capitalized software development costs	(27,941)	(24,713)
Net cash used in investing activities	(27,941)	(24,713)
Cash flows from financing activities:
Borrowings under revolving facility	55,000	—
Payments on revolving facility	(55,000)	—
Payments on debt obligations	(15,000)	(10,000)
Payments on debt financing costs	—	(695)
Repurchase of common stock including accelerated share repurchases	(87,000)	(37,993)
Payments for tax withholdings, net of proceeds from issuance of common stock	(12,500)	(3,898)
Net cash used in financing activities	(114,500)	(52,586)
Foreign currency effect on cash and cash equivalents	(728)	314
Net increase (decrease) in cash and cash equivalents	(19,987)	75,046

Cash and cash equivalents at beginning of period	231,745	156,699
Cash and cash equivalents at end of period	$211,758	$231,745

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA (calculated as GAAP net income excluding interest, income taxes, depreciation and amortization as well as costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance as noted below), net cash and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors’ and management’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting.

For its internal planning process, and as discussed further below, Extreme’s management uses financial statements that do not include share-based compensation expense, amortization of intangibles, restructuring and related charges (benefit), system transition costs, litigation charges, other non-recurring costs, debt refinancing charges, and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company’s financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Share-based compensation consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships and trademarks. The amortization of the developed technology is recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring and related charges (benefit). Restructuring and related charges (benefit) consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of enterprise-wide business systems (e.g., our customer relationship management solution, our configure, price, quote solution, and our enterprise resource planning and human capital management solutions) that were not capitalizable. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for non-recurring litigations offset by any proceeds received or expected to be received from insurance.

Debt refinancing charges. Debt refinancing charges consist of costs that were not capitalizable and are included in other expense, net, incurred in connection with amendments to, refinancings of, or terminations of the Company’s current and prior credit facilities. Extreme excludes these amounts because they are incurred in connection with discrete financing transactions rather than the ongoing operation of the Company’s business.

Other non-recurring costs. Other non-recurring costs consist of certain external advisory and professional fees incurred for various non-recurring transactions and activities that occur outside of the normal course of business. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US deferred tax assets due to historical losses. Once this valuation allowance is released, the non-GAAP and the GAAP provision for income taxes will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state income taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Canadian, German and Indian subsidiaries which perform research and development and sales and marketing activities for the Company, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues – GAAP	$338,549	$307,003	$1,283,593	$1,140,067

Non-GAAP Gross Margin	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Gross profit – GAAP	$210,488	$189,088	$789,141	$709,127
Gross margin – GAAP percentage	62.2%	61.6%	61.5%	62.2%
Adjustments:
Share-based compensation expense, Product	722	700	3,025	2,661
Share-based compensation expense, Subscription and support	691	719	2,900	2,912
Amortization of intangibles, Product	334	625	1,598	2,400
Total adjustments to GAAP gross profit	$1,747	$2,044	$7,523	$7,973
Gross profit – non-GAAP	$212,235	$191,132	$796,664	$717,100
Gross margin – non-GAAP percentage	62.7%	62.3%	62.1%	62.9%

Non-GAAP Operating Margin	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP operating income (loss)	$21,068	$(1,376)	$62,695	$16,949
GAAP operating margin	6.2%	(0.4)%	4.9%	1.5%
Adjustments:
Share-based compensation expense, cost of revenues	1,413	1,419	5,925	5,573
Share-based compensation expense, R&D	4,112	4,296	17,465	17,154
Share-based compensation expense, S&M	7,966	6,952	31,052	28,393
Share-based compensation expense, G&A	8,323	8,074	33,819	31,194
Restructuring and related charges (benefit)	727	(379)	1,265	1,492
Litigation charges	5,715	22,006	8,849	34,722
System transition costs	3,432	4,631	22,380	21,550
Amortization of intangibles	741	1,140	3,319	4,443
Other non-recurring costs (benefit)	(231)	—	3,648	—
Total adjustments to GAAP operating income	$32,198	$48,139	$127,722	$144,521
Non-GAAP operating income	$53,266	$46,763	$190,417	$161,470
Non-GAAP operating margin	15.7%	15.2%	14.8%	14.2%

Non-GAAP Net Income	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net income (loss)	$18,042	$(7,803)	$42,119	$(7,467)
Adjustments:
Share-based compensation expense	21,814	20,741	88,261	82,314
Restructuring and related charges (benefit)	727	(379)	1,265	1,492
Litigation charges	5,715	22,006	8,849	34,722
System transition costs	3,432	4,631	22,380	21,550
Amortization of intangibles	741	1,140	3,319	4,443
Other non-recurring costs (benefit)	(231)	—	3,648	—
Debt refinancing charges	—	—	—	79
Tax effect of non-GAAP adjustments	(6,832)	(6,843)	(26,719)	(24,709)
Total non-GAAP adjustments to GAAP net income	$25,366	$41,296	$101,003	$119,891
Non-GAAP net income	$43,408	$33,493	$143,122	$112,424

Earnings per share
GAAP net income (loss) per share – diluted	$0.13	$(0.06)	$0.31	$(0.06)
Non-GAAP net income per share – diluted	$0.32	$0.25	$1.06	$0.84

Shares used in net income (loss) per share – diluted:
Shares used in per share calculation – basic	131,179	132,808	132,752	132,331
Potentially dilutive equity awards	2,493	1,492	2,218	1,676
Shares used in per share calculation – diluted	133,672	134,300	134,970	134,007

Adjusted EBITDA	Three Months Ended		Year Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net income (loss)	$18,042	$(7,803)	$42,119	$(7,467)
Adjustments:
Depreciation expense	4,024	3,443	15,624	14,704
Amortization expense	3,123	1,158	8,602	4,514
Share-based compensation expense	21,814	20,741	88,261	82,314
Restructuring and related charges (benefit)	727	(379)	1,265	1,492
Litigation charges	5,715	22,006	8,849	34,722
System transition costs	3,432	4,631	22,380	21,550
Other non-recurring costs (benefit)	(231)	—	3,648	—
Debt refinancing charges	—	—	—	79
Interest income	(841)	(1,656)	(4,153)	(4,313)
Interest expense	3,518	3,530	13,780	15,928
Provision for (benefit from) income taxes	(135)	3,937	9,355	11,740
Total adjustments to GAAP net income	41,146	57,411	167,611	182,730
Adjusted EBITDA	$59,188	$49,608	$209,730	$175,263